UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 21, 2022
MYR GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	1-08325	36-3158643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12150 East 112th Avenue
Henderson,	CO	80640
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:  (303) 286-8000
None
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MYRG	The Nasdaq Stock Market, LLC
(Nasdaq Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
MYR Group, Inc.’s (“MYR” or the “Company”) Corporate Governance Principles provide that directors are expected to tender their resignations immediately after the first annual meeting of stockholders following their 72nd birthday. In accordance with this policy, on April 21, 2022, William A. Koertner notified the Company of his decision to retire as a member of the board of directors (the “Board”), effective as of April 22, 2022. Mr. Koertner served as a director since 2007 and as President and CEO of MYR Group from December 2003 until January 1, 2017. Mr. Koertner also served as Executive Board Chair of MYR Group from December 2007 through January 1, 2017 and following his retirement as CEO from MYR he continued to serve as Executive Board Chair until March 31, 2018. Mr. Koertner joined MYR Group in 1998 as Senior Vice President, Treasurer and Chief Financial Officer. Mr. Koertner’s retirement is not the result of any disagreement with the Company or the Board, and management expressed sincere appreciation for his 24 years of dutiful service to MYR. Mr. Koertner was a Class III director.
Item 5.07    Submission of Matters to a Vote of Security Holders.
The Company held its 2022 Annual Meeting of Stockholders on April 21, 2022, at which its stockholders considered three proposals, each of which is described in more detail in MYR’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 2, 2022. The matters voted upon at the 2022 Annual Meeting of Stockholders and the results of the votes were as follows:
Proposal 1. Election of Directors. The stockholders elected two Class III directors, Mr. Favreau and Mr. Patterson, each to serve a three-year term expiring at the 2025 Annual Meeting of Stockholders or until his successor has been duly elected and qualified.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Bradley T. Favreau	13,357,540	472,305	4,963	980,777
William D. Patterson	13,105,173	724,672	4,963	980,777
Each of the following Class I and Class II directors will continue to hold office until his or her respective term expires: Kenneth M. Hartwick, Jennifer E. Lowry, Richard S. Swartz, Donald C.I. Lucky, Maurice E. Moore and Shirin O'Connor.
Proposal 2. Advisory Resolution to Approve the Compensation of Our Named Executive Officers. The stockholders approved the resolution on executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,472,738	345,928	16,142	980,777
Proposal 3. Ratification of the Appointment of Crowe LLP as Our Independent Registered Public Accounting Firm. The stockholders ratified the selection of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Votes For	Votes Against	Abstentions
14,795,016	5,553	15,016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYR GROUP INC.

Dated: April 26, 2022	By:	/s/ WILLIAM F. FRY
		Name:	William F. Fry
		Title:	Vice President, Chief Legal Officer and Secretary